FNB ROCHESTER CORP.
                                 35 STATE STREET
                            ROCHESTER, NEW YORK 14614


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                  MAY 19, 1998



NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of FNB ROCHESTER CORP. (the "Company") will be held at the Strathallan, 550 East Avenue, Rochester, New York 14607, on May 19, 1998 at 10:00 a.m., local time, for the following purposes:

         (1) To elect NINE (9) Directors to hold office for the ensuing year, and until their successors have been duly elected and qualified.

         (2) To consider and act upon a proposal to approve and ratify an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of the Company's common stock authorized for purchase under the Plan by 200,000 to an aggregate of 525,000.

         (3) To transact such other business as may properly come before the Meeting.

The holders of record of common shares at the close of business on March 31, 1998 are entitled to notice of and to vote at the Annual Meeting.

PLEASE INDICATE YOUR INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND MAIL IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON AND THE PROXY WILL NOT BE USED.



Dated: April 15, 1998



                                BY ORDER OF THE BOARD OF DIRECTORS,


                                s/ Mariann Joyal
                                   Mariann Joyal
                                   Secretary

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                               FNB ROCHESTER CORP.
                                 35 STATE STREET
                            ROCHESTER, NEW YORK 14614

                                TO BE HELD AT THE
                                   STRATHALLAN
                      550 EAST AVENUE, ROCHESTER, NEW YORK
                                 ON MAY 19, 1998

This Proxy statement is furnished to the holders of common stock of FNB ROCHESTER CORP. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on May 19, 1998 or any adjournments thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about April 15, 1998.

Shareholders who execute proxies retain the right to revoke them at any time before they are exercised. If you sign and return the enclosed proxy, the shares represented thereby will be voted for the nominees of the Board of Directors and for Proposal 2, unless otherwise indicated on the proxy.


Voting

Under the New York Business Corporation Law ("BCL") and the Company's by-laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company's by-laws, the Directors standing for election must be elected by a plurality of the votes cast, and Item 2, the proposal to amend the Company's 1992 Stock Option Plan, must be approved by a majority of the votes cast. For voting purposes, all votes cast "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item. Broker non-votes will not be counted for any item.

The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $2,250, plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company and its subsidiaries may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of the Company or its subsidiaries will receive any compensation for their solicitation activities in addition to their regular compensation. The Company will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of Company stock held of record by such persons.

The Board of Directors has fixed the close of business on March 31, 1998 as the time as of which shareholders entitled to notice of and to vote at the Annual Meeting shall be determined. There were 3,604,114 shares of the Company's common stock, par value $1.00 per share, outstanding and entitled to vote at the close of business on March 31, 1998.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
                      BY CERTAIN PERSONS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table shows the name, address, and beneficial ownership of the Company's common stock as of March 31, 1998 of each person known to the Company to be a beneficial owner, directly or indirectly, of more than 5% of any class of its outstanding securities entitled to vote:

Name and Address of                         Common Shares
Beneficial Owner (1)                        Beneficially Owned  Percent of Class
--------------------                        ------------------  ----------------

William Levine                                313,057    (2)          8.7%
c/o Alleson of Rochester
2921 Brighton-Henrietta Town Line  Road
Rochester, New York 14623

The Banc Funds                                306,300    (3)          8.5%
208 South LaSalle Street, Suite 200
Chicago, Illinois 60604

John Hancock Advisers, Inc.                   287,587    (4)          8.0%
101 Huntington Avenue
Boston, Massachusetts 02199


(1) Information presented in this table has been obtained from the respective shareholder or from filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.
(2) Includes 340 shares held by Mr. Levine's wife, 45,000 shares held by the William and Mildred Levine Foundation and 98,343 shares held by Mr. Levine as Trustee for the benefit of certain members of his family.
(3) The Banc Funds share ownership is as follows: 34,441 shares are held by Banc Fund III L.P., an Illinois Limited Partnership; 105,559 shares are held by Banc Fund III Trust, 38,114 shares are held by Banc Fund IV L.P., an Illinois Limited Partnership, and 128,126 shares are held by Banc Fund IV Trust. Each of the foregoing entities has sole voting and investment powers with respect to the shares indicated.
(4) John Hancock Advisers, Inc. has sole voting and investment powers with respect to the shares under Advisory Agreements with the following funds: John Hancock Regional Bank Fund (225,337 shares); John Hancock Financial Industries Fund (37,750 shares); and Southeastern Thrift and Bank Fund, Inc. (24,500 shares).


Security Ownership of Directors and Officers

The following table shows the name, address, and beneficial ownership of the Company's common stock as of March 31, 1998, of each Director of the Company and nominee for director, of each executive officer who is named in the Summary Compensation Table ("Named Officer") and of all directors, nominees for director, and executive officers of the Company as a group, respectively:


Name and Address*              Shares owned                  Percent of Class
-----------------              ------------                  ----------------
R. Carlos Carballada                105,918       (1)              2.9%
Michael J. Falcone                  131,549       (2)              3.6%
Gayle C. Johnston                     1,450       (3)              **
Joseph M. Lobozzo II                 22,500       (4)              **
Francis T. Lombardi                   8,224       (2)              **
Carl R. Reynolds                     17,870     (2,5)              **
H. Bruce Russell                      7,500       (2)              **
James D. Ryan                         6,812     (2,6)              **
Linda Cornell Weinstein              31,852     (2,7)              **
Donald R. Aldred                     23,159       (8)              **
Robert B. Bantle                     23,755       (8)              **
Stacy C. Campbell                    23,075       (8)              **
Robert E. Gilbert                    23,424       (8)              **
All directors and executive
  officers as a group (14 persons)  444,717       (9)              11.6%

* The address of each Director and Named Officer is c/o FNB Rochester Corp., 35 State Street, Rochester, New York 14614.
**   Less than 1%.
(1) Includes options to purchase 100,000 common shares that are exercisable within 60 days.
(2) Includes options to purchase 2,500 common shares that are exercisable within 60 days.
(3) Includes options to purchase 1,250 common shares that are exercisable within 60 days and 200 shares held jointly with Ms. Johnston's spouse.
(4) Includes options to purchase 1,250 common shares that are exercisable within 60 days and 20,000 shares held by Mr. Lobozzo's spouse, with Mr. Lobozzo sharing investment power.
(5)  Includes 15,370 shares that are held jointly with Mr. Reynolds' spouse.
(6)  Includes 2,906 shares held by Mr. Ryan's spouse.
(7) Includes 14,852 shares held by the Cornell/Weinstein Family Foundation, as to which shares Ms. Weinstein has shared voting and investment power, and 5,000 shares held by Ms. Weinstein's spouse.
(8) Includes options to purchase 21,500 common shares that are exercisable within 60 days.
(9) Except as otherwise indicated above, members of the group have sole voting and investment power with respect to such shares. Includes options exercisable within 60 days to purchase 220,000 shares.



                         ITEM 1.   ELECTION OF DIRECTORS

Nominees for Election as Directors

At the Annual Meeting, nine (9) Directors will be elected to serve for the ensuing year, and until their successors are duly elected and qualified. Each of the nominees named below is a present member of the Board of Directors and was elected at the Company's last Annual Meeting of Shareholders. All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee should be unable to stand for election, it is the intention of the persons designated as proxies to vote, in their discretion, for such other persons, if any, as may be designated as nominees by the Board of Directors. The Board of Directors proposes to nominate and recommends a vote for election of the following persons.

Director's Name (age)           Director Since    Principal Occupation

R. Carlos Carballada (63)       1992              President, Chief Executive Officer, FNB Rochester Corp.
Michael J. Falcone (62)         1978              Real Estate Developer, Pioneer Group
Gayle C. Johnston (42)          1996              Vice President and General Manager,  Sunglass Hut Business,
                                                  Bausch & Lomb
Joseph M. Lobozzo II (54)       1993              President & CEO, JML Optical Industries, Inc.
Francis T. Lombardi (66)        1978              Vice President, Syracuse Tank & Mfg. Co. Inc.
Carl R. Reynolds (50)           1977              Attorney
H. Bruce Russell (60)           1993              Retired
James D. Ryan (65)              1992              President and Owner, RYCO Management, Inc.
Linda Cornell Weinstein (53)    1993              Executive Director, Cornell/Weinstein Family Foundation

Other than Ms. Johnston and Mr. Russell, each director of the Company has been engaged in his or her principal occupation or employment as specified above for five years or more.

Each director of the Company is also a director of First National Bank of Rochester (the "Bank").

Mr. Carballada has been employed in the banking business since 1968. He was President and Chief Executive Officer of Citizens Central Bank in Arcade, New York from July 1976 until August 1981, and was President and Chief Executive Officer of Central Trust Company in Rochester, New York, from September, 1981 until May, 1992. Mr. Carballada became the President and Chief Executive Officer of the Company in June of 1992. Mr. Carballada also serves as President and Chief Executive Officer of the Bank, and until its sale on April 1, 1994, served as President and Chief Executive Officer of Atlanta National Bank.

Mr. Falcone is the Senior Partner of Pioneer Development Company, a real estate development and management company headquartered in Syracuse, New York. He has held that position since 1987. Since 1992, Mr. Falcone has served as Chairman of the Board of Directors of the Company and the Bank.

Ms. Johnston joined Bausch & Lomb in February 1992 as a Director of Marketing and Group Product Manager in Bausch & Lomb's lens care product businesses. In February 1994 she was promoted to Director of Quality Process in the Personal Products Division. In March 1994 she became President of Bausch & Lomb's Thin Film Technology Division and in 1997 she became Vice President and General Manager of Bausch & Lomb's Sunglass Hut business, a position she currently holds.

Mr. Lobozzo has been the President, Chief Executive Officer, and principal shareholder of JML Optical Industries, Inc., located in Rochester, New York, since 1972. JML Optical Industries, Inc. manufactures, designs, and imports precision optical systems.

Mr. Lombardi is Vice President of Syracuse Tank & Manufacturing Company, Incorporated, a manufacturer of metal products in Syracuse, New York, and has been associated with the manufacturing company since 1957.

Mr. Reynolds has been an attorney engaged in the general practice of law in Rochester, New York since 1975. Mr. Reynolds is also President and a director of New Sky Communications, Inc., a motion picture production company and Vice President of the Logan Consulting Group, Inc., a Rochester, New York financial and business consulting firm. Since 1992, Mr. Reynolds has served as Vice Chairman of the Board Directors of the Company and the Bank.

Mr. Russell retired from the Eastman Kodak Company in 1997. He joined the Finance and Administration Division of the Eastman Kodak Company in Rochester in 1963, and thereafter he held a variety of positions at Kodak, each with increasing responsibility. In 1986, he became a divisional Vice President and Director, Corporate Real Estate Office, a position he held until his retirement.

Mr. Ryan is a Rochester area real estate developer, and since 1969 has been the principal shareholder and president of RYCO Management, Inc., a real property development and management company.

Ms. Weinstein has served as Executive Director of the Cornell/Weinstein Family Foundation, a private non-profit foundation located in Rochester, New York, since 1986.

No family relationships exist among the above-named Directors or Officers of the Company. None of the Directors of the Company holds a directorship in any other publicly traded company, except for Carl R. Reynolds, who is a director of New Sky Communications, Inc., a company registered under Section 15(d) of the Securities and Exchange Act of 1934, as amended.



                          INFORMATION ABOUT MANAGEMENT


Committees of the Board of Directors

Among other committees, the Company has a Nominating and Compensation Committee and an Audit and Examining Committee. The defined purposes and current membership of these two committees are as follows.

         Nominating and Compensation Committee, chaired by Mr. Lobozzo, met two times in 1997. The Nominating and Compensation Committee was formed in 1993 and combines the previous Stock Option Committee and Nominating Committee. The Committee selects and recommends to the Board of Directors candidates for the Board of Directors of the Company, evaluates the performance of the Chief Executive Officer on an annual basis, makes recommendations regarding executive officer compensation, and administers the Company's employee Stock Option Plan. The Nominating and Compensation Committee will review shareholders' suggestions of nominees for director that are submitted in writing to the committee, at the address of the Company's principal executive office, not less than 120 days in advance of the date the Company's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. In addition to Mr. Lobozzo, Messrs. Falcone, Russell, and Ryan are members of this committee.

         Audit and Examining Committee, chaired by Mr. Lombardi, met four times in 1997. The Audit and Examining Committee has responsibility for general oversight of the Company's internal auditors, reviewing the Company's annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of the Company's financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Committee also has the responsibility for making a recommendation to the Board of Directors regarding the selection of the Company's independent auditors. In addition to Mr. Lombardi, Messrs. Lobozzo and Reynolds and Ms. Johnston are members.


Board of Directors and Committee Meetings

The Board of Directors held twelve meetings in fiscal year 1997, and all of the Directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which they served as Director, and (b) the total number of meetings held by all committees of the Board of Directors on which they served.


Director Compensation

For 1997, Directors received compensation of $300 for attendance at each Board of Directors' meeting and $200 for attendance at each Board committee meeting. No executive officer of the Company who also serves as a director receives fees for Board or committee meetings attended. The Company's 1995 Non-Employee Director Plan provides for a one-time grant of options to purchase 2,500 shares of the Company's common stock to (a) each person who was serving as a non-employee director on October 3, 1995, and (b) each person who first becomes a non-employee director after that date. Generally, such options vest over a two-year period, are exercisable at fair market value on the date of grant, and have a term of ten years.


Compensation Committee Interlocks and Insider Participation

During 1997, each of the Nominating and Compensation Committee members, or members of their immediate families, borrowed or had outstanding, either directly or indirectly, loans in excess of $60,000 from the Bank. In each instance the loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.


Directors' and Officers' Liability Insurance

The Company maintains a Directors' and Officers' liability insurance policy written by the Aetna Casualty and Surety Company. The policy is for a one-year period expiring April 30, 1998, at an annual premium of $59,000, and is expected to be renewed for an additional year at an annual premium that is still to be determined. The policy provides for indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company or any subsidiary, for claimed liability arising out of their conduct in such capacities.


Executive Officers

The following current officers of the Company or the Bank ("Executive Officers") are deemed to be "executive officers" for purposes of the federal securities laws.

R. Carlos Carballada (63), President and Chief Executive Officer of the Company and the Bank, commencing June 8, 1992. See the information provided under "Nominees for Director," above, for a description of employment history and business experience of Mr. Carballada.

Donald R. Aldred (55), Senior Vice President, Business and Professional Banking Division of the Bank, commencing June 23, 1992. From 1987 to 1992, he was Senior Vice President and Manager of the Commercial Banking Division at Central Trust Company. Prior to his time with Central Trust Company, he spent 21 years with Manufacturers and Traders Trust Company progressing through numerous lending/credit functions to the position of Vice President and Manager of Commercial Finance.

Robert B. Bantle (46), Senior Vice President, Community Banking Division of the Bank, commencing July 1, 1992. He was Senior Vice President, Human Resources, at Central Trust Company from 1989 until 1992. Prior to joining Central Trust Company, he spent 15 years with Security Trust/Fleet Bank in various areas, including Human Resources, Branch Administration, and Strategic Planning.

Stacy C. Campbell (61), Senior Vice President and Chief Financial Officer of the Company and the Bank, commencing July 1, 1992. From 1976 to 1992, Mr. Campbell was Senior Vice President and Chief Financial Officer at Central Trust Company. Prior to joining Central Trust Company, he was employed by Marine Midland Bank N.A. in Commercial Lending, Treasury, and Financial positions.

Robert E. Gilbert (50), Senior Vice President, Operations Division of the Bank, commencing June 29, 1992. From 1990 to 1992, he was a Managing Agent at the Resolution Trust Corporation. From 1975 to 1989, he worked in various capacities with Irving Bank Corporation including Executive Vice President and General Manager of Irving Services Corporation, Senior Vice President of Operations at Central Trust Company, and Vice President of Operations at Citizens Central Bank of Arcade, New York.

Theresa B. Mazzullo (45), Senior Vice President, Trust & Investment Division of the Bank, commencing March 10, 1993. She was Vice President and Manager of the Personal Trust and Investment Estate Planning and New Business Department of The Chase Manhattan Bank, N.A. in Rochester from March 1992 until March 1993. From 1978 until 1992 she progressed through various trust positions at Central Trust Company to the level of Vice President and Manager of Trust Marketing Sales.


Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16 of the Securities and Exchange Act of 1934, as amended, Directors, Executive Officers, and certain other persons are required to report their ownership of equity securities of the Company, and any changes in that ownership, to the Securities and Exchange Commission and the Company. Based solely upon a review of reports furnished to the Company by such persons on Forms 3, 4, or 5 for the year ended December 31, 1997 (the "Section 16(a) Reports"), there were no omissions from filing or late filings of Section 16(a) Reports.


Executive Compensation

Shown below is information concerning annual and long-term compensation to certain Executive Officers for services to the Company for the years ended December 31, 1997, 1996, and 1995. The table includes information on the Company's Chief Executive Officer, Mr. Carballada, and its Chief Financial Officer, Mr. Campbell, and also on Mr. Aldred, Mr. Bantle, and Mr. Gilbert, three of the Bank's Senior Vice Presidents (the "Named Officers").


                                                Summary Compensation Table


                                               Annual Compensation               Long-Term           (1)
               Name and                                                           Compensation     All Other
          Principal Position             Year          Salary        Bonus      Options (Shares)  Compensation
          ------------------             ----          ------        -----      ----------------  ------------

R. Carlos Carballada, President &        1997         $210,618     $ 10,531             0          $3,236
Chief Executive Officer                  1996         $203,964     $  8,159             0          $3,139
                                         1995         $196,618     $  5,899         7,000          $3,184

Donald R. Aldred, Senior Vice            1997         $113,734     $  7,687             0          $1,327
President, Business & Professional       1996         $110,141     $  6,406         1,000          $1,096
Banking                                  1995         $106,174     $  5,185         5,000          $  843

Robert B. Bantle, Senior Vice            1997         $102,352     $  7,118             0          $1,964
President, Community Banking             1996         $ 99,119     $  5,965         1,000          $1,899
                                         1995         $ 95,548     $  4,866         5,000          $2,001

Stacy C. Campbell, Senior Vice           1997         $102,349     $  7,118             0          $1,964
President & Chief Financial Officer      1996         $ 99,116     $  5,965         1,000          $1,899
                                         1995         $ 95,546     $  4,866         5,000          $2,001

Robert E. Gilbert, Senior Vice           1997         $102,671     $  7,134             0          $1,729
President, Operations                    1996         $ 99,428     $  5,977         1,000          $1,714
                                         1995         $ 94,367     $  4,831         5,000          $1,831

     (1) Includes for 1997: $2,375, $853, $1,535,  $1,535 and $1,300 for Company
     contributions to the Company's 401(k) plan on behalf of Messrs. Carballada, Aldred, Bantle, Campbell, and Gilbert, respectively, and $861, $474, $429, $429, and $429 in group term life insurance premiums for Messrs. Carballada, Aldred, Bantle, Campbell, and Gilbert, respectively.


Option Grants and Exercises

During the last fiscal year, no options were granted by the Company to the Named Officers.

The following table summarizes aggregate exercises of options by Named Officers, and the number of and the spread on unexercised options that they held at fiscal year end:

                                     Option Exercises and Year-End Value Table

                              Aggregated Options Exercised in Last Fiscal Year and FY-End Option Value


                                                                     Number of Unexercised   Value of Unexercised
                                                                     Options at FY-End       In-the-Money Options
     Name                 Shares Acquired on       Value Realized                            at FY-End
                              Exercise
                                                                        Exercisable/         Exercisable/
                                                                        Unexercisable        Unexercisable

R. Carlos Carballada               0                    0                100,000/              $1,203,070/
                                                                             0                     $0

Donald R. Aldred                   0                    0                 21,500/               $278,805/
                                                                            500                  $3,375

Robert B. Bantle                   0                    0                21,500/               $278,805/
                                                                            500                  $3,375

Stacy C. Campbell                  0                    0                 21,500/               $278,805/
                                                                            500                  $3,375

Robert E. Gilbert                  0                    0                 21,500/               $278,805/
                                                                            500                  $3,375

(1) Based on the difference between the option exercise prices and $19.50, the closing price of the Company's common stock on 12/31/97 as quoted on the Nasdaq Stock Market.

Retirement Plan

The following table shows the estimated retirement benefits payable under the Bank's plan with the New York State Bankers Retirement System (the "Plan") to Named Officers based upon hypothetical compensation and years of service levels:


                                          Pension Plan Table

                            ANNUAL BENEFITS PER NUMBER OF YEARS OF SERVICE (1) AVERAGE
       COMPENSATION             5             8             10            12

         $100,000             $7,500       $12,000        $15,000      $18,000
         $125,000             $9,375       $15,000        $18,750      $22,500
         $150,000            $11,250       $18,000        $22,500      $27,000
         $175,000            $13,125       $21,000        $26,250      $31,500

   (1) Annual benefits equal 1.5% of Average Compensation at time of retirement multiplied by years of creditable service commencing on or after April 1, 1993. For the purposes of determining benefits under the Plan, Average Annual Compensation is the average annual compensation during the highest five consecutive years in all of the years of creditable service including salary, bonus, and other taxable compensation. Effective October 1, 1994, the maximum amount of annual compensation that is taken into account in determining benefits is $150,000. Because Mr. Carballada presently has 1.5 years of credited service at higher compensation levels, he may be entitled to benefits at retirement based on more than $150,000 of Average Compensation. The annual benefits are not subject to deduction for social security or other offsets. As of April 1, 1998, all of the Named Officers had five years of creditable service. Mr. Carballada reached his normal retirement age as defined in the Plan on April 1, 1997, when he had five years of vesting service and had reached age 62.


FNBR Stock Performance

As part of the executive compensation information presented in this proxy statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance by a broad equity market index and with a line-of -business market index. The Company's common stock is traded in the over-the-counter market and listed on NASDAQ, so that a broad market index comparison with the NASDAQ Stock Market Total Return Index (U.S. Companies) is presented. A peer group index, on a line-of-business basis, is the NASDAQ Bank Stock index, which is the other comparison presented in this proxy statement.

The annual change for the five-year period shown in the graph is based (as required by SEC rules) on the assumption that $100 had been invested in the Company's stock on December 31, 1992 and that all dividends had been re-invested quarterly during the period. The total cumulative dollar returns shown on the graph represents the value that the investments would have had on December 31, 1997. The calculations exclude trading commissions and taxes. The following graph shows the performance of the Company's stock compared to the performance of stocks quoted on the NASDAQ National Market System and the performance of Bank Stocks quoted on the NASDAQ National Market System:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               FNBR vs NASDAQ Market and NASDAQ Bank Stocks (US)*

Measurement Period                        NASDAQ               NASDAQ
(Fiscal Year Covered)         FNBR      Stock Market        Bank Stocks (US)

Measurement Pt-12/31/92       $100         $100                $100
YE 12/31/93                   $85.2        $114.8              $114.0
YE 12/31/94                   $77.8        $112.2              $113.6
YE 12/31/95                   $144.4       $158.7              $169.2
YE 12/31/96                   $182.2       $195.2              $223.4
YE 12/31/97                   $292.6       $239.5              $377.4

*Assumes reinvestment of dividends


Compensation Committee Report on Executive Compensation

The Nominating and Compensation Committee (the "Committee") of the Board of Directors, each member of which is a non-employee director, is responsible for approving executive management compensation and for administering the Company's employee stock option plan.

The senior management of the Company was hired in 1992 in conjunction with the entry of Consent Orders between the Company and the Federal Reserve Board and between the Bank and the Office of the Comptroller of the Currency. At that time, the Company sought to attract and retain a capable and experienced management team that would stabilize and reorganize the Company's banking operations during a period of regulatory and financial disarray. The basic salary arrangements between the Company (and the Bank) and the Chief Executive Officer and the other Named Officers were established under employment agreements entered into at the time the management team was hired. Except in the case of Mr. Carballada (see "Employment Agreement," below), all of these employment agreements have expired in accordance with their terms.

The Committee's evaluation of management's performance has not been reduced to a formula of specific objective criteria but has included a general review of the Company's development and performance in many areas. The Committee believes that the Chief Executive Officer and the rest of the management team have been highly successful in resolving the Company's regulatory problems and have established a commendable record of continuing increases in the Company's assets and profitability.

The Committee included the Executive Officers of the Company and the Bank in a 3% salary increase that was given to all employees during 1997. In addition, the Company has maintained a "profit sharing" program applicable to all staff members which provides bonuses of specific percentages of base salary or wages earned during the fiscal year if the Bank obtains specific returns on equity during that fiscal year. All eligible staff members, including the Executive Officers, received a "profit sharing" bonus of 5% with respect to 1997.

During 1997, the Company had record earnings and met its targeted business plan for return on equity. In recognition of the Company's exceptional performance, a $2,000 bonus for 1997 was paid to each Executive Officer other than the Chief Executive Officer. While the Committee believed that the CEO was also instrumental to the Company's performance, upon the recommendation of the CEO and with the full support of the Committee, the entire amount of the available bonus money for Executive Officers was directed to Executive Officers other than the Chief Executive Officer.

Since 1992, the Company's policy has been to try to create long term incentives that link compensation with performance and shareholder return. Under the circumstances, the Committee has viewed the award of stock options as a particularly appropriate means of providing compensation and incentives since the value of awards will normally increase in direct relation to the success of management in enhancing corporate performance in a manner that will be reflected in shareholder returns. While no options were granted to Executive Officers in 1997, in recognition of the fact that options for fewer than 24,000 shares were available under the 1992 Stock Option Plan at the beginning of fiscal 1997, the Committee proposed to the Company's entire Board of Directors that the 1992 Stock Option Plan be amended to make an additional 200,000 shares available under the Plan. With such an amendment in place, the Committee intends to grant options for additional shares to Executive Officers and other key full-time salaried employees of the Company. In February 1998, the entire Board of Directors approved the amendment to the 1992 Stock Option Plan and is seeking shareholder approval for that amendment (See" Item 2.
Proposal to Amend the FNB Rochester Corp. 1992 Stock Option Plan," below).

In general terms, the Committee believes the grant of options under the 1992 Stock Option Plan allows the Company to reward senior management and other key employees in a form that does not reduce the cash resources of the Company. The grant of options also promotes the goal of the Committee to encourage participation by management in ownership of the Company. In the view of this Committee, such participation in ownership aligns management with the interests of shareholders and helps to promote the long-term performance goals that will enhance shareholder returns.

Members of the Compensation Committee:

Joseph M. Lobozzo II, Chairman
Michael J. Falcone
H. Bruce Russell
James D. Ryan


Employment Agreement

On June 8, 1992, the Company entered into a three-year employment agreement with Mr. Carballada, which was extended by the mutual consent of the parties on February 22, 1994 and June 27, 1996. The agreement currently expires on June 30, 1999, but will automatically extend to June 30, 2000 unless either party notifies the other by June 30, 1998 that the agreement should not be so extended. This agreement provides for an initial annual base salary of $185,000 plus benefits, with the base amount subject to increases by the Board of Directors based on performance, inflation and other factors. The agreement is terminable by the Company at the direction of the Board of Directors. Under such circumstances, Mr. Carballada would be entitled to salary, benefits, and other compensation for the greater of one year or the remainder of the term unless his employment has been terminated for "cause" as defined in the agreement. If Mr. Carballada resigns for "good reason" as defined in the agreement, he is entitled to salary, benefits, and other compensation for the lesser of one year or the remainder of the term.
 Payments after termination will cease if Mr. Carballada accepts employment with any other financial institution directly in competition with the Company in one or more contiguous counties. Certain change of control provisions contained in the agreement have been superseded by a Change of Control Employment Agreement entered into between Mr. Carballada and the Company (see "Change of Control Employment Agreements," below).


Change of Control Employment Agreements

On February 1, 1996, the Company entered into Change of Control Employment Agreements (the "Agreements") with Mr. Carballada and with certain other senior officers of the Company, including each of the Executive Officers. The Agreements provide that in the event a "Change of Control" of the Company occurs, the Agreements will become effective and govern the terms and conditions under which the covered officer will continue to be employed by the Company. The Agreements provide that each such officer will then be employed by the Company for a period of 18 months (24 months in the case of Mr. Carballada) in the same position, with the same compensation and benefits, that applied immediately prior to the Change of Control.

Under the Agreements, a Change of Control is generally defined as: (i) the acquisition by any person of beneficial ownership of 35% or more of the combined voting power of the Company's voting securities, (ii) individuals who are on the Board of Directors, or who are nominated by the Board of Directors, ceasing to constitute a majority of the Board, (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation unless following the transaction more than 65% of the common stock and combined voting power of voting stock of the surviving corporation is owned in substantially the same proportions by persons who were stockholders of the Company immediately prior to the transaction, or (iv) approval by the Company's stockholders of any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company other than to a controlled entity.

Generally, the Agreements provide that, if the covered officer is actually or constructively terminated from his or her position during the employment period, he or she will be entitled to receive a severance payment equal to his or her annual compensation (1.67 times annual compensation in the case of Mr. Carballada). In addition, if the officer is still employed by the Company 12 months after the date of the Change of Control, the officer may during a 30 day "Window Period" voluntarily terminate his or her employment and receive a severance payment equal to one-half of annual compensation (full annual compensation in the case of Mr. Carballada).

The Agreements are not intended to deter combinations, but to reduce the uncertainty and stress attendant upon a potential change of control and thereby help to retain the Company's key officers and help to assure the full and impartial consideration of any acquisition proposal by the Company's officers. The Window Period provision is intended to help hold together an effective management team for a one year period during which an acquisition may be pending but before it has been completed.


Certain Relationships and Related Transactions

The Bank leases the Henrietta Community Banking Office (South Town Plaza), at an annual rental of $100,667, from a partnership that includes a member of the immediate family of William A. Levine, who beneficially owns more than 5% of the Company's outstanding common stock. This lease terminates on January 31, 2016. The lease is believed to be on comparable terms for agreements for similar space similarly situated, and the space is adequate for the Company's needs.

The Bank has from time to time made and has outstanding loans to executive officers, directors and shareholders owning in excess of 5% of the outstanding shares of the Company, and entities related to such persons, which loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. It is anticipated that the Bank will continue to make such loans from time to time in the future.



 ITEM 2.   PROPOSAL TO AMEND THE FNB ROCHESTER CORP. 1992 STOCK OPTION PLAN

At the annual meeting, shareholders are being asked to consider and to take action upon a proposal to approve an amendment to the FNB Rochester Corp. 1992 Stock Option Plan (the "Option Plan"). The amendment will increase the number of shares available for grants of options under the Option Plan by 200,000 shares. The full text of the Option Plan is attached to the end of this Proxy Statement as an Appendix, and shareholders are urged to refer to it for a complete description of the Option Plan, as amended. The following summary is qualified in its entirety by reference to the full text of the Option Plan.

The purpose of the Option Plan is to encourage employees of the Company and its wholly owned subsidiaries, who are largely responsible for the management, growth and protection of the Company's business and who are making and can continue to make substantial contributions to the success of its business, to acquire a larger stock ownership in the Company, thus increasing their proprietary interest in the Company's business, providing them with greater incentive for their continued employment and promoting the interests of the Company and all of its stockholders.

As originally approved by the Company's shareholders, on August 5, 1992, options covering 125,000 shares of common stock could be granted under the Option Plan. On June 25, 1993, the Company's shareholders approved an amendment to the Option Plan that increased the number of shares for which options could be granted to 225,000 and on May 28, 1996, the Company's shareholders approved a further amendment that increased the number of shares for which options could be granted to 325,000. The amendment to the Option Plan which is being submitted for shareholder approval will increase the number of shares issuable under the plan from 325,000 to 525,000 shares. From the inception of the Option Plan to date, eligible participants have received options covering 316,450 shares of common stock. There are currently outstanding under the Plan options to purchase 304,200 shares of common stock. The Company has approximately 110 full-time salaried employees who are, therefore, potential participants in the Option Plan.

The Option Plan is administered by the Nominating and Compensation Committee (the "Compensation Committee"). The Option Plan provides that the Board of Directors may at any time terminate, amend, modify or suspend the Option Plan provided that, without the approval of the shareholders of the Company, no amendment or modification may be made by the Board of Directors which: (i) increases the maximum number of shares as to which options may be granted under the Plan; (ii) alters the method by which the option price is determined; (iii) extends any option for a period longer than 10 years after the date of grant;
(iv) materially modifies the requirements as to eligibility for participation under the Option Plan; or (v) alters the Option Plan to defeat its purpose.

Pursuant to the Option Plan, the option exercise price is equal to 100% of the fair market value of the Company's common stock on the date of grant, with fair market value based upon the last reported sale price for the Company's common stock as quoted on the NASDAQ system on the day of grant. The option exercise price for an option is payable in cash upon the exercise of the option, or in lieu of cash and with the approval of the Compensation Committee at or prior to the exercise, by tendering to the Company shares of common stock owned by the optionee having a fair market value equal to the cash exercise price of the option.

Under the Option Plan, the Compensation Committee is authorized to designate an option as an "incentive stock option", or as a "nonqualified" stock option, under the Internal Revenue Code of 1986, as amended (the "Code"), In order to be eligible under the Code, incentive stock options granted to individuals who own more than 10% out of the total combined voting power of all classes of outstanding stock must have an option exercise price of I 10% of fair market value of the stock at the date of grant. Options to such individuals, by their terms, may not be exercisable more than 5 years from the date of grant.

The Option Plan provides that options granted to full-time salaried employees of the Company will terminate on such date as determined by the Compensation Committee, and as set forth in an option agreement executed at the time of the grant. If an incentive stock option is held by an employee who is terminated, and if at the time of termination such employee is not permanently and totally disabled, such incentive stock option shall terminate not more than 3 months after termination of employment. In the case of an employee holding an incentive stock option who at the time of termination of employment is permanently or totally disabled, such incentive stock option shall terminate not more than 12 months after the termination of employment. Termination of nonqualified stock options shall be governed by applicable rules as adopted from time to time by the Compensation Committee; provided, however, that if no such rules are adopted then the nonqualified stock options shall terminate no later than 3 months after termination of the option holder's employment.

If the holder of an incentive stock option dies, then the executor or administrator of the optionee's estate or any person or persons who have acquired the option directly from the optionee by bequest or inheritance may exercise the option within 12 months after the date of death. The same provisions apply for nonqualified stock options, except that the effective period shall be as described by the Compensation Committee. In no event, however, shall either an incentive stock option or a nonqualified stock option be exercisable after its respective expiration date. No option granted under the Option Plan is exercisable more than 10 years from the date of the grant, nor is it assignable or transferrable by the optionee to any other party. Options granted to eligible individuals under the Option Plan do not confer any right to continue in the employ of the Company.

The aggregate fair market value (determined at the time the option is granted) of the Company's common stock subject to incentive stock options granted under the Option Plan which are exercisable for the first time by an individual optionee during any calendar year may not exceed $100,000.

To the extent that options qualify as incentive stock options under Section 422 of the Code, there is no taxable income to the recipient when the option is granted or exercised. If a recipient exercises an incentive stock option and does not dispose of those shares within one year of the date the shares were transferred to him or her, or within two years from the date of the granting of the option (the "Waiting Period"), any gain realized upon disposition may be taxable to the recipient as long-term capital gain. If a recipient disposes of incentive stock option shares prior to the expiration of the Waiting Period, he or she will generally recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (i) the lesser of (a) the fair market value of the shares as of the date of exercise or (b) the amount realized on the sale, over (ii) the option exercise price. Any additional amount realized on the disposition during such time period may be treated as either long-term or short-term capital gain depending on the length of time the recipient held the shares. The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of such an option or the sale of the underlying shares after the Waiting Period. If a recipient disposes of the underlying shares prior to the expiration of the Waiting Period, the Company may be entitled to deduct an amount equal to the ordinary income recognized by the recipient.

To the extent options are treated as nonqualified stock options, there is no taxable income to the recipient at the time of grant. A recipient will recognize income on the date of exercise of a nonqualified stock option equal to the difference between (i) the fair market value on the date of exercise and (ii) the exercise price. The income recognized by a recipient on the exercise of the option is subject to withholding taxes. The Company may be entitled to a deduction equal to the amount of ordinary income recognized by a recipient on the exercise of a nonqualified stock option.

The foregoing is merely a summary and does not purport to be a complete description of the federal income tax aspects of the Option Plan.

Once a quorum is established at the meeting, the favorable vote of a majority of all shares voting at the meeting is required for adoption of the of the amendment to the Option Plan.

The Board of Directors recommends a vote FOR the adoption of the amendment to the Option Plan.



                             SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the proxy statement for the next annual meeting must be submitted on a timely basis for the 1999 Annual Meeting of Shareholders and must be received by the Company at its principal executive offices no later than December 17, 1998. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                              INDEPENDENT AUDITORS

A representative of KPMG Peat Marwick LLP, the Company's independent auditors for 1997, is expected to attend the annual meeting. The representative will have an opportunity to make a statement, if desired, and will be provided with time to respond to appropriate questions by Shareholders concerning the financial statements. As described under the caption "Board of Directors and Committee Meetings," the Audit and Examining Committee will recommend to the Board of Directors a firm of independent auditors for selection as auditors of the Company's 1998 financial statements.

                                OTHER MATTERS

Except for the matters set forth above, the Board knows of no other matters which may be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment in such matters.

The Company's 1997 Annual Report to Shareholders, although not a part of this Proxy Statement, is enclosed.


A copy of the Company's Annual Report on Form 10-K for fiscal year 1997, as well as additional copies of the Company's Annual Report, may be obtained without charge by any shareholder of record by written request to Mariann Joyal, Secretary of the Company, FNB Rochester Corp., 35 State Street, Rochester, New York 14614.


Dated:  April 15, 1998

                                          BY ORDER OF THE BOARD OF DIRECTORS,


                                          s/ Mariann Joyal
                                             Mariann Joyal, Secretary

                                    APPENDIX

                               FNB ROCHESTER CORP.
                             1992 STOCK OPTION PLAN
                                  (As Amended)

1. PURPOSES OF THE PLAN The purpose of the FNB Rochester Corp. 1992 Stock Option Plan ("Plan") is to provide a method by which those employees of FNB Rochester Corp. and its wholly owned subsidiaries ("the Corporation") who are largely responsible for the management, growth and protection of the Corporation's business, and who are making and can continue to make substantial contributions to the success of such business, may be encouraged to acquire a larger stock ownership in the Corporation, thus increasing their proprietary interest in such business, providing them with greater incentive for their continued employment, and promoting the interests of the Corporation and all its stockholders. Accordingly, the Corporation will from time to time during the term of the Plan grant to such employees as may be selected in the manner provided in the Plan options to purchase shares of Common Stock of the Corporation, subject to the conditions provided in the Plan.

2. DEFINITIONS Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

     "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986.

     "Common Stock" means the Common Stock of the Corporation, $1 par value.

     "Corporation" means FNB Rochester Corp. and its wholly owned subsidiaries.

     "Grant Date" as used with respect to a particular option, means the date as of which such option is granted by the Committee pursuant to the Plan.

     "Grantee" means an individual to whom an Incentive Stock Option or Nonqualified Stock Option is granted by the Committee pursuant to the Plan.

     "Option" means an option, granted by the Committee pursuant to Section 5 of the Plan, to purchase shares of Common Stock and which shall be designated as either an "Incentive Stock Option" or a "Nonqualified Stock Option."

     "Incentive Stock Option" means an option that qualified as an Incentive Stock Option as described in Section 422 of the Code.

     "Nonqualified Stock Option" means any option granted under the Plan, other than an Incentive Stock Option.

     "Plan" means this Stock Option Plan as set forth herein and as may be amended from time to time.

     "Total and Permanent Disability" as applied to a Grantee, means that the Grantee; (i) has established to the satisfaction of the Corporation that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code); and (ii) has satisfied any requirement imposed by the Committee.

3. ADMINISTRATION OF THE PLAN The Plan shall be administered by a Committee (the "Committee") composed of three or more members who are appointed by the Board of Directors. The Committee shall select one of the Committee's members as Chairman. The Committee shall hold meetings at such times and places as it may determine, subject to such rules as to procedures to the extent not inconsistent with the provisions of the Plan asare prescribed by the Board or by the Committee. A majority of the authorized number of members of the Committee shall constitute a quorum for the transaction of business. Acts reduced to or approved in writing by a majority of the members of the Committee then serving shall be the valid acts of the Committee. No member of the Committee shall be eligible to be granted options under the Plan while a member of the Committee.

The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all optionees and any person claiming under or through an optionee unless otherwise determined by the Board.

Any determination, decision or action of the Committee provided for in the Plan may be made or taken by action of the Board if it so determines, with the same force and effect as if such determination, decision or action had been made or taken by the Committee. No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any option granted under the Plan. The fact that a member of the Board shall at the time be, or shall theretofore have been or thereafter may be, a person who has received or is eligible to receive an option shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor of or against any amendment or repeal of the Plan.

4.       STOCK SUBJECT TO THE PLAN

         (a). The stock to be issued upon exercise of options granted under the Plan shall be the Corporation's Common Stock, which shall be made available, at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock reacquired by the
         Corporation, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued under options granted under the Plan (as adjusted in a manner equivalent to the adjustments made under Section 15 of the Plan) shall not exceed 525,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 15 of the Plan.

         (b). In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be made subject to another option granted under the Plan.

5. GRANT OF OPTIONS The Committee may from time to time, subject to the provisions of the Plan, grant options to key employees of the Corporation to purchase shares of Common Stock allotted in accordance with Section 4. The Committee may designate any option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of the option as an "Incentive Stock Option" and the remaining portion as a "Nonqualified Stock Option." Any portion of an option that is not designated as an "Incentive Stock Option" shall be a "Nonqualified Stock Option."

6. OPTION PRICE The purchase price per share shall be 100 percent of the fair market value of one share of Common Stock as reported for trading on the national securities exchange on which the Common Stock may be principally traded on the date the option is granted, except that the purchase price per share shall be 110 percent of such fair market value (or the fair market value as determined below) in the case of an Incentive Stock Option granted to an individual described in Section 7(b) of this Plan. The fair market value of a Share on any day shall be: (i) if the Shares are traded in the over-the-counter market, the mean between the bid and the asked prices of the Shares in the over-the-counter market as reported on the National Association of Security Dealers Automatic Quotation System (NASDAQ); (ii) if the Shares are traded in the over-the-counter market and are designated as National Market System securities, the reported last sale price of the Shares, or (iii) if the Shares are traded on one or more securities exchanges, the average of the closing prices on all such exchanges on such day; or in the event that there are no reports for such day, the preceding day for which there is such a report. The purchase price shall be subject to adjustment only as provided in Section 15 of the Plan.

7.       ELIGIBILITY OF OPTIONEES

         (a). Options shall be granted only to persons who are key full time salaried employees of the Corporation, as determined by the Committee. The term "key employees" shall include officers as well as other employees of the Corporation, but shall not include members of the Committee.

         (b). Any other provision of the Plan notwithstanding, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation, shall not be eligible for the grant of an Incentive Stock Option unless the special requirements set forth in Sections 6 and 9(a) of the Plan are satisfied. For purposes of this subsection (b), in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such individual holds an option shall not be counted. "Outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the option. "Outstanding stock" shall not include shares authorized for issue under outstanding options held by the optionee or by any other person.

         (c). Subject to the terms, provisions and conditions of the Plan and subject to review by the Board, the Committee shall have exclusive jurisdiction (i) to select the employees to be granted options (it being understood that more than one option may be granted to the same person); (ii) to determine the number of shares subject to each option;
         (iii) to determine  the date or dates when the options will be granted;
         (iv) to determine the purchase price of the shares subject to each option in accordance with Section 6 of the Plan; (v) to determine the date or dates when each option may be exercised within the term of the option specified pursuant to Section 9 of the Plan; (vi) to determine whether or not an option constitutes an Incentive Stock Option; and
         (vii) to prescribe the form, which shall be consistent with the Plan, of the documents evidencing any options granted under the Plan.

         (d). Neither anything contained in the Plan or in any document under the Plan nor the grant of any option under the Plan shall confer upon any optionee any right to continue in the employ of the Corporation or limit in any respect the right of the Corporation to terminate the optionee's employment at any time and for any reason.

8. NON-TRANSFERABILITY OF OPTIONS No option granted under the Plan shall be assignable or transferable by the optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee the option shall be exercisable only by such optionee.

9.       TERM AND EXERCISE OF OPTIONS

         (a). Each option granted under the Plan shall terminate on the date determined by the Committee and specified in the option agreement; provided that each Incentive Stock Option granted to an individual described in Section 7(b) of the Plan shall terminate not later than five years after the date of grant, and each other option shall terminate not later than 10 years after the date of grant. The Committee at its discretion may provide further limitations on the exercisability of options granted under the Plan. An option may be exercised only during the continuance of the optionee's employment, except as provided in Sections 10 and 11 of the Plan.

         (b). A person electing to exercise an option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such forms as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. The purchase price shall be paid in full in cash upon the exercise of the option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an optionee may exercise his or her option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to his or her option, with the fair market value of such stock to be determined in the manner provided in Section 6 of the Plan (with respect to the determination of the fair market value of Common Stock on the date an option is granted).

         (c). An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his or her option until the date the stock certificate is issued evidencing ownership of the shares. No adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date such stock certificate is issued, except as provided in
         Section 15 hereof.

         (d). A person may, in accordance with the other provisions of the Plan, elect to exercise options in any order, notwithstanding the fact that options granted to him or her prior to the grant of the options selected for exercise are unexpired.

         (e). The aggregate fair market value (determined on the date the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an individual grantee during any calendar year shall not exceed $100,000.

10. TERMINATION OF EMPLOYMENT If an optionee's employment with the Corporation is terminated for any reason other than death, any option granted to him or her under the Plan shall terminate, and all rights under the option shall cease, in accordance with rules adopted by the Committee. In any event:

         (a). In the case of an Incentive Stock Option held by an optionee who is not permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), such Incentive Stock Option shall terminate no more than three months after the termination of employment.

         (b). In the case of an Incentive Stock Option held by an optionee who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), such Incentive Stock Option shall terminate 12 months after the termination of employment.

         (c). In the case of a Nonqualified Option, if the Committee has not adopted an applicable rule concerning such termination, such Option shall terminate no later than three months after termination of employment.

         (d). The foregoing notwithstanding, no option shall be exercisable after its expiration date.

Whether an authorized leave of absence or an absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final, conclusive and binding upon the affected optionee and any person claiming under or through such optionee.

11. DEATH OF OPTIONEE If an optionee dies while in the employ of the Corporation or after cessation of such employment but within the period during which he or she could have exercised the option under Section 10 of the Plan, then the option may be exercised by the executors or administrators of the optionee's estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance, within 12 months after the termination of the optionee's employment for Incentive Stock Options and within a period prescribed by the Committee for Nonqualified Options; provided, however, that no option shall be exercisable after its expiration date.

12. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Without limiting the generality of the foregoing, the Committee may grant to an optionee, if he or she is otherwise eligible and consents thereto, a new or modified option in lieu of an outstanding option for a number of shares, at an exercise price and for a term which are greater or lesser than under the earlier option, or may do so by cancellation and regrant, amendment, substitution or otherwise, subject only to the general limitations and conditions of the Plan. The foregoing notwithstanding, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

13. PERIOD IN WHICH OPTIONS MAY BE GRANTED Options may be granted pursuant to the Plan at any time on or before the tenth anniversary of the Effective Date of the Plan, as defined in Section 17 herein.

14. AMENDMENT OR TERMINATION OF THE PLAN The Board may at any time terminate, amend, modify or suspend the Plan provided that, without the approval of the stockholders of the Corporation, no amendment or modification shall be made by the Board which:

          (a). Increases the maximum number of shares as to which options may be granted under the Plan;

          (b).  Alters the method by which the option price is determined;

          (c). Extends any option for a period longer than 10 years after the date of grant;

          (d). Materially modifies the requirements as to eligibility for participation in the Plan; or

          (e).  Alters this Section 14 so as to defeat its purpose.

Further, no amendment, modification, suspension or termination of the Plan shall in any manner affect any option theretofore granted under the Plan without the consent of the optionee or any person validly claiming under or through the optionee.

15.      CHANGES IN CAPITALIZATION

         (a). In the event that the shares of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then subject to the provisions of subsection (c) below, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

         (b). If there shall be any other change in the number of kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, and if the Board or the Committee (as the case may be), shall in its sole discretion, determine that such change equitably requires an adjustment in any option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

         (c). A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause each outstanding option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the option or substitute its own options. In either event, the Board or the Committee (as the case may be) shall have the right to accelerate the time within which the option may be exercised.

         (d). Fractional shares resulting from any adjustment in options pursuant to this Section 15 may be settled as the Board or the Committee (as the case may be) shall determine.

         (e). To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an option which shall have been so adjusted.

         (f). The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

16. TRANSFER OF OPTION SHARES Shares acquired by persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the exercise of an option or portion thereof, shall not be sold or transferred for at least six months after the date of grant.

17. PLAN EFFECTIVE DATE The "Effective Date" of the Plan is the date on which it was first approved by the Corporation's shareholders, namely August 5, 1992. Unless sooner terminated by the Board, the Plan will terminate 10 years from its Effective Date and no options may be granted under the Plan after such termination date.

PROXY                                                                 PROXY

                              FNB ROCHESTER CORP.
                      35 STATE STREET, ROCHESTER, NEW YORK

              PROXY Solicited On Behalf of the Board of Directors
       Annual Meeting of Shareholders to be Held on Tuesday, May 19, 1998
  at 10:00 a.m. at the Strathallan, 550 East Avenue, Rochester, New York 14607

The undersigned hereby appoints Carl R. Reynolds and Francis T. Lombardi, each of them, as attorneys and proxies, each with full power of substitution, to vote all shares of common stock of FNB Rochester Corp. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 19, 1998 and at all adjournments thereof, as designated on the reverse of this Proxy Card, and confers upon each such proxy discretionary authority to vote upon any other matter properly brought before the meeting or any adjournment thereof.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised, and that the shares may be voted in person if the undersigned attends the meeting.

The shares represented by this PROXY will be voted as directed on the reverse, or if no direction is given, they will be voted FOR all nominees listed under
Item 1, Election of Directors, and FOR Item 2 and to give discretion to the proxies on all other matters properly brought before the meeting.

                          (Continued on reverse side)

                              FOLD AND DETACH HERE

1.  Election of Directors                                   Directors

FOR all nominees         WITHHOLD       R. Carlos Carballada, Michael J. Falcone
listed to the right      AUTHORITY      Gayle C. Johnston, Joseph M. Lobozzo II
(except as marked to     to vote for    Francis T. Lombardi, Carl R. Reynolds,
the contrary)            all nominees   H. Bruce Russell, James D. Ryan, Linda
                         listed to the  Cornell Weinstein
                         right
                                        (INSTRUCTION:  To withhold authority to
                                        vote for any individual nominee, write
                                        that nominee's name in the space
                                        provided below.)


                                        _______________________________________

2.  Approval of amendment to 1992 Stock Option Plan    FOR   AGAINST   ABSTAIN
    to increase shares available for options from      [__]    [__]      [__]
    325,000 to 525,000

Please DATE and SIGN your name below as it appears on this PROXY. Joint owners should each sign. If the signer is a corporation, please sign by a duly authorized officer. Executors, trustees, administrators, etc. should give full title as such. If a partnership, please sign in partnership name by authorized person.

Dated: _____________________________, 1998

___________________________________________
             Signature

___________________________________________
       Signature, if held jointly

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
PLEASE RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
                 THANK YOU.


                              FOLD AND DETACH HERE

                              FNB ROCHESTER CORP.

  YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY
            CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE